UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 4, 2009

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2009, the Board of Directors (the “Board”) of Carmike Cinemas, Inc. (the “Company”) appointed Paul G. Reitz the Company’s Assistant Vice President and Chief Accounting Officer, reporting to Richard B. Hare, Senior Vice President-Finance, Treasurer and Chief Financial Officer. Mr. Reitz’s appointment is effective June 4, 2009.

Mr. Reitz, 36, has served as Director of Financial Reporting and Assistant Treasurer since joining the Company on July 7, 2008. He previously served as Controller at Yellowbook USA Inc., a U.S. publisher of phone directories in 48 states, from April 2002 to July 2008. Mr. Reitz also served as Controller for McLeodUSA Publishing, a regional publisher of phone directories, from July 1997 to April 2002. Prior to his position at McLeodUSA Publishing, Mr. Reitz was an auditor at Deloitte & Touche LLP, a public accounting firm.

The Company made no changes to Mr. Reitz’s compensation in connection with this appointment. Mr. Reitz is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Jeffrey A. Cole, the Company’s former principal accounting officer, remains the Company’s Assistant Vice President – Controller.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: June 4, 2009	By:	/s/ Lee Champion
Senior Vice President, General Counsel and Secretary